UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 1, 2014

 AMERICAN RAILCAR INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

North Dakota	000-51728	43-1481791
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Clark Street
St. Charles, Missouri	63301
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (636) 940-6000
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(a)    Resignation of Director
On July 1, 2014, Carl C. Icahn resigned from the Board of Directors of American Railcar Industries, Inc. (the “Company”). Mr. Carl Icahn’s resignation from the Board of Directors of the Company was not a result of any disagreement with the Company or the Company’s Board of Directors. Mr. Carl Icahn resigned because he currently serves on several boards of directors and wanted to decrease his number of directorships as a result of certain ISS standards.
(d)    Election of Director
Also on July 1, 2014, the Board of Directors of the Company, pursuant to the Company’s Bylaws, elected Courtney Mather to fill the vacancy created by Mr. Carl Icahn’s resignation.
Mr. Mather has served as a Managing Director of Icahn Capital LP, the entity through which Mr. Carl Icahn manages investment funds, since April 2014. Mr. Mather is responsible for identifying, analyzing, and monitoring investment opportunities and portfolio companies for Icahn Capital. Prior to joining Icahn Capital, Mr. Mather was Managing Director at Goldman Sachs & Co, where he served in various investment roles from 1998 to 2012.  Mr. Mather has been: a director of CVR Refining, LP, an independent downstream energy limited partnership, since May 2014, a director of CVR Energy, Inc., a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries, since May 2014, and a director of the Loan Syndications and Trading Association (LSTA), an organization that develops policies and market practices with firms transacting in loans and related claims, in 2011; CVR Refining and CVR Energy are each indirectly controlled by Mr. Carl Icahn.  Mr. Mather received a B.A. from Rutgers College and attended the United States Naval Academy.
There are no arrangements or understandings between Mr. Mather and any other persons pursuant to which he was selected as a director of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Appointment of Board Chairman
Also on July 1, 2014, the Board of Directors of the Company, pursuant to the Company’s Bylaws, appointed SungHwan Cho to serve the role of Chairman of the Board of Directors due to the resignation of Mr. Carl Icahn as Chairman of the Board of Directors. Mr. SungHwan Cho has been a director of the Company since 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2014		American Railcar Industries, Inc.

	By:	/s/ Dale C. Davies
	Name:	Dale C. Davies
	Title:	Senior Vice President, Chief Financial Officer and Treasurer